UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2020

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2020, Nasdaq notified us that we no longer complied with Nasdaq Listing Rule 5550(b)(1) because our reported stockholder’s equity of $2,444,048 as of June 30, 2020 was below the minimum stockholder’s equity of $2,500,000 set forth in the Nasdaq Listing Rule by $55,952. Under the NASDAQ rules, we have 45 calendar days to submit to Nasdaq a plan to regain compliance. If Nasdaq accepts the plan, it can grant an extension of up to 180 calendar days from August 20, 2020 to evidence compliance.

We fully plan to regain compliance with the listing rule by taking actions to increase our stockholder’s equity above the minimum amount required by the rule. These actions include, but are not limited to, obtaining forgiveness of our Payroll Protection Program (PPP) loan of approximately $1,400,000, downsizing our sales and marketing force to reduce expenses by approximately $2,000,000 per year, and continued growth of revenue and gross profits in accordance with our operating strategy. Moreover, we may also consider additional actions including strategic acquisitions, strategic asset or brand dispositions, or equity capital infusions, as may be deemed necessary or reasonable and in the best interest of the stockholders. We will submit a definitive plan to regain compliance to Nasdaq on or before October 9, 2020, and we will provide an update to our stockholders about our plan on our conference call discussing our third quarter 2020 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2020

EASTSIDE DISTILLING, INC.

By:	/s/ Paul Block
Paul Block
Chief Executive Officer